Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Investor Relations Contact:
Dan Bachus
Chief Financial Officer
Grand Canyon Education, Inc.
602-639-6648
dbachus@gcu.edu
Media Contact:
Bill Jenkins
Grand Canyon Education, Inc.
602-639-6678
bjenkins@gcu.edu
GRAND CANYON EDUCATION, INC. REPORTS
FIRST QUARTER 2009 RESULTS
Grand Canyon Education’s First Quarter Net Revenue up 65 Percent; Enrollment up 62 Percent;
Operating Income up 103 Percent; Net Income up 109 Percent
ARIZONA, April 27, 2009—Grand Canyon Education, Inc. (NASDAQ: LOPE), a regionally accredited provider of online and campus-based post-secondary education services, today announced financial results for the three months ended March 31, 2009.
“Year-over-year, the top and bottom line improvement in our results were quite strong,” said Brian Mueller, Chief Executive Officer of Grand Canyon Education, Inc. “These results demonstrate the long-term soundness and focus of our business strategies, the differentiated nature of our business model, and our ability to execute. Our continued investment in technology, expansion of our traditional campus facilities, broadening of marketing initiatives and enhancement of our educational programs will remain key strategic drivers for the University.”
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Grand Canyon Education, Inc. Reports First Quarter 2009 Results
For the three months ended March 31, 2009:
•	Net revenues increased 65.1% to $59.0 million for the first quarter of 2009, compared to $35.7 million for the first quarter of 2008.
•	At March 31, 2009 our enrollment was approximately 28,400, an increase of 62.4% from our enrollment of approximately 17,500 at March 31, 2008.
•
Operating income for the first quarter of 2009 was $12.1 million, an increase of 102.9% as compared to $5.9 million for the same period in 2008. The operating margin for the first quarter 2009 was 20.4%, compared to 16.6% for the same period in 2008.

•	Adjusted EBITDA increased 77.9% to $14.5 million for the first quarter of 2009, compared to $8.2 million for the same period in 2008.
•	The tax rate in the first quarter of 2009 was 40.0% compared to 38.6% in the first quarter of 2008.
•	Net income increased 109.0% to $6.9 million for the first quarter of 2009, compared to $3.3 million for the same period in 2008.
•	Diluted net income per share was $0.15 for the first quarter of 2009, compared to $0.09 for the same period in 2008.
“In addition to meeting our revenue and EPS objectives for the first quarter, we continued to generate strong operating margins through revenue growth, the leveraging of our infrastructure, and our continued focus on improvements on our traditional campus,” said Daniel Bachus, the Company’s Chief Financial Officer. “These strong operating results also had a significant positive impact on our cash flow, strengthened our balance sheet and will enhance our business going forward, as we continue to improve our returns for shareholders.”
Balance Sheet and Cash Flow
As of March 31, 2009, the Company had cash and cash equivalents of $68.3 million compared to $35.2 million as of December 31, 2008 and restricted cash, cash equivalents and investments at March 31, 2009 and December 31, 2008 of $4.4 million and $5.6 million, respectively. The Company generated $36.6 million in cash from operating activities in the first quarter of 2009 compared to $18.5 million in the same period of 2008. Cash used in investing activities is primarily related to the purchase of property, plant, and equipment and leasehold improvements. Capital expenditures were $4.5 million in the first quarter of 2009 compared to $1.6 million for the same period in 2008. Cash used in financing activities for the three months ended March 31, 2009 and 2008 was $0.1 million and $0.6 million, respectively.
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Grand Canyon Education, Inc. Reports First Quarter 2009 Results
Second Quarter 2009 Outlook
For the second quarter ending June 30, 2009, enrollment is expected to grow by 63.5% to 27,000 from 16,510 at June 30, 2008, and net revenues by 67.8% to $58 million from $34.6 million as compared to the second quarter of 2008. Diluted earnings per share is expected to be 0.10 per share.
2009 Annual Outlook
For fiscal year 2009 we expect net revenues to be between $254 million and $258 million for the year ended December 31, 2009, and enrollment to be between 34,500 and 35,000 at December 31, 2009. The annual tax rate is anticipated to be approximately 40%. Diluted earnings per share is expected to be between $0.60 and $0.64 per share.
Forward-Looking Statements
This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; expectations that regulatory developments or other matters will not have a material adverse effect on our financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates, or forecasts as to our business, financial and operational results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.
Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: our failure to comply with the extensive regulatory framework applicable to our industry, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; the results of the ongoing investigation by the Department of Educations’s Office of Inspector General and the pending qui tam action regarding the manner in which we have compensated our enrollment personnel, and possible remedial actions or other liability resulting therefrom; the ability of our students to obtain federal Title IV funds, state financial aid, and private financing; risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards; our ability to hire and train new, and develop and train existing, enrollment counselors; the pace of growth of our enrollment; our ability to convert prospective students to enrolled students and to retain active students; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; industry competition, including competition for qualified executives and other personnel; risks associated with the competitive environment for marketing our programs; failure on our part to keep up with advances in technology that could enhance the online experience for our students; our ability to manage future growth effectively; general adverse economic conditions or other developments that affect job prospects in our core disciplines; and other factors discussed in reports on file with the Securities and Exchange Commission.
Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
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Grand Canyon Education, Inc. Reports First Quarter 2009 Results
Conference Call
Grand Canyon Education, Inc. will discuss its first quarter 2009 results and 2009 outlook during a conference call scheduled for today, April 27, 2009 at 5:00 p.m. Eastern time (ET). To participate in the live call, investors should dial 877-815-5362 (domestic and Canada) or 706-679-7806 (international), passcode 95934085 at 4:50 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. Web site at www.gcu.edu.
A replay of the call will be available approximately two hours following the conclusion of the call through April 28, 2010, at 800-642-1687 (domestic) or 706-645-9291 (international), passcode 95934085. It will also be archived at www.gcu.edu in the investor relations section for 60 days.
About Grand Canyon Education, Inc.
Grand Canyon Education, Inc. is a regionally accredited provider of online postsecondary education services focused on offering graduate and undergraduate degree programs in its core disciplines of education, business, and healthcare. In addition to its online programs, it offers programs at its traditional campus in Phoenix, Arizona and onsite at the facilities of employers. Approximately 28,400 students were enrolled as of March 31, 2009. For more information about Grand Canyon Education, Inc., please visit http://www.gcu.edu.

*
Grand Canyon Education, Inc. is regionally accredited by The Higher Learning Commission of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Grand Canyon University, 3300 W. Camelback Road, Phoenix, AZ 85017, www.gcu.edu.

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Grand Canyon Education, Inc. Reports First Quarter 2009 Results
GRAND CANYON EDUCATION, INC.
Statements of Operations

	Three Months Ended
	March 31,
(In thousands, except per share data)	2008	2009
	(Unaudited)
Net revenue	$35,709	$58,964
Costs and expenses:
Instructional costs and services	11,620	18,332
Selling and promotional, including $1,512 and $1,612 for the three months ended March 31, 2008 and 2009, respectively, to related parties	12,586	19,670
General and administrative	4,541	8,833
Royalty to former owner	1,022	74

Total costs and expenses	29,769	46,909

Operating income	5,940	12,055
Interest expense	(813)	(667)
Interest income	252	108

Income before income taxes	5,379	11,496
Income tax expense	2,076	4,593

Net income	3,303	6,904
Preferred dividends	(253)	—

Net income available to common stockholders	$3,050	$6,904

Earnings per share:
Basic income per share	$0.16	$0.15

Diluted income per share	$0.09	$0.15

Basic weighted average shares outstanding	19,036	45,474

Diluted weighted average shares outstanding	33,849	45,821

Grand Canyon Education, Inc. Reports First Quarter 2009 Results
GRAND CANYON EDUCATION, INC.
Adjusted EBITDA
Adjusted EBITDA is defined as net income plus interest expense net of interest income, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) royalty payments incurred pursuant to an agreement with our former owner that has been terminated as of April 15, 2008; (ii) management fees and expenses that are no longer paid; and (iii) share-based compensation. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Although we believe that equity-plan related compensation will be a key element of our employee relations and long-term incentives, we intend to exclude it as an expense when evaluating our core operating performance in any particular period. Accordingly, we have included share-based compensation expenses, along with management fees and expenses, royalty expenses to our former owner, and any other expenses and income that we do not consider reflective of our core operating performance, as an adjustment when calculating Adjusted EBITDA.
Our management uses Adjusted EBITDA:
•	in developing our internal budgets and strategic plan;

•	as a measurement of operating performance;

•	as a factor in evaluating the performance of our management for compensation purposes: and

•
in presentations to the members of our board of directors to enable our board to have the same measurement basis of operating performance as are used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry.

Adjusted EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use Adjusted EBITDA in addition to, and not as an alternative for, net income, operating income, or any other performance measure presented in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity.
The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended
	March 31,
(In thousands)	2008	2009
	(Unaudited)
Net income	$3,303	$6,904
Plus: interest expense net of interest income	561	559
Plus: income tax expense	2,076	4,593
Plus: depreciation and amortization	1,090	1,632

EBITDA	7,030	13,688

Plus: royalty to former owner	1,022	74
Plus: management fees and expenses	115	—
Plus: share-based compensation	—	764

Adjusted EBITDA	$8,167	$14,526

Grand Canyon Education, Inc. Reports First Quarter 2009 Results
GRAND CANYON EDUCATION, INC.
Balance Sheets

	December 31,	March 31,
(In thousands, except share data)	2008	2009
		(Unaudited)

ASSETS:

Current assets
Cash and cash equivalents	$35,152	$68,275
Restricted cash and cash equivalents	2,197	3,946
Accounts receivable, net of allowance for doubtful accounts of $6,356 and $6,068 at December 31, 2008 and March 31, 2009, respectively	9,442	10,509
Income taxes receivable	1,576	938
Deferred income taxes	2,603	2,175
Other current assets	2,629	2,660

Total current assets	53,599	88,503
Property and equipment, net	41,399	45,922
Restricted cash and investments (of which $2,928 and $0 is restricted at December 31, 2008 and March 31, 2009, respectively)	3,403	483
Prepaid royalties	8,043	7,860
Goodwill	2,941	2,941
Deferred income taxes	7,404	12,018
Other assets	201	166

Total assets	$116,990	$157,893

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$5,770	$7,547
Accrued liabilities	9,674	11,935
Income taxes payable	172	4,123
Deferred revenue and student deposits	14,262	31,995
Due to related parties	1,197	2,429
Current portion of capital lease obligations	1,125	1,746
Current portion of notes payable	357	447

Total current liabilities	32,557	60,222
Capital lease obligations, less current portion	29,384	30,332
Notes payable, less current portion and other	1,459	1,713

Total liabilities	63,400	92,267

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2008 and March 31, 2009	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 45,465,160 and 45,485,765 shares issued and outstanding at December 31, 2008 and March 31, 2009, respectively	455	455
Additional paid-in capital	64,808	69,935
Accumulated other comprehensive income	16	21
Accumulated deficit	(11,689)	(4,785)

Total stockholders’ equity	53,590	65,626

Total liabilities and stockholders’ equity	$116,990	$157,893

Grand Canyon Education, Inc. Reports First Quarter 2009 Results
GRAND CANYON EDUCATION, INC.
Statements of Cash Flows

	Three Months Ended March 31,
(In thousands)	2008	2009
	(Unaudited)
Cash flows provided by operating activities:
Net income	$3,303	$6,904
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	—	764
Excess tax benefits from share-based compensation	—	(9)
Provision for bad debts	1,680	3,295
Depreciation and amortization	1,090	1,632
Deferred income taxes	2	(79)
Other	—	(14)
Changes in assets and liabilities:
Accounts receivable	(2,465)	(4,362)
Prepaid expenses and other assets	(199)	185
Due to/from related parties	809	1,232
Accounts payable	1,667	2,435
Accrued liabilities	659	2,261
Income taxes payable	2,014	4,598
Royalty payable to former owner	1,022	—
Deferred revenue and student deposits	8,958	17,733

Net cash provided by operating activities	18,540	36,575

Cash flows used in investing activities:
Capital expenditures	(1,583)	(4,500)
Change in restricted cash and cash equivalents	(1,390)	1,187
Purchases of investments	(2,399)	(11)
Proceeds from sale or maturity of investments	2,342	—

Net cash used in investing activities	(3,030)	(3,324)

Cash flows used in financing activities:
Principal payments on notes payable and capital lease obligations	(321)	(384)
Repayment on line of credit	(6,000)	—
Proceeds from related party payable on preferred stock	5,725	—
Excess tax benefits from share-based compensation	—	9
Net proceeds from exercise of stock options	—	247

Net cash used in financing activities	(596)	(128)

Net increase in cash and cash equivalents	14,914	33,123
Cash and cash equivalents, beginning of period	18,930	35,152

Cash and cash equivalents, end of period	$33,844	$68,275

Supplemental disclosure of cash flow information
Cash paid for interest	$687	$673
Cash paid for income taxes	$53	$138
Supplemental disclosure of non-cash investing and financing activities
Purchase of equipment through capital lease obligations	$760	$2,116
Purchases of property and equipment included in accounts payable	$349	$658
Tax benefit of Spirit warrant intangible	$—	$4,107
Accretion of dividends on Series C convertible preferred stock	$253	$—

Grand Canyon Education, Inc. Reports First Quarter 2009 Results
The following is a summary of our student enrollment at March 31, 2008 and March 31, 2009 (which included less than 150 students pursuing non-degree certificates) by degree type and by instructional delivery method:

	March 31, 2008		March 31, 2009
	# of Students	% of Total	# of Students	% of Total
Master’s(1)	10,276	58.8%	14,128	49.8%
Bachelor’s	7,210	41.2%	14,265	50.2%

Total	17,486	100.0%	28,393	100.0%

	March 31, 2008		March 31, 2009
	# of Students	% of Total	# of Students	% of Total
Online	15,133	86.5%	25,758	90.7%
Ground(2)	2,353	13.5%	2,635	9.3%

Total	17,486	100.0%	28,393	100.0%

(1)	Includes 162 students pursuing doctoral degrees at March 31, 2009.

(2)	Includes our traditional students, as well as our professional studies students.
Subsequent Event
On April 27, 2009, we signed a purchase agreement pursuant to which we agreed to acquire our campus land and buildings and 909,348 shares of our common stock from Spirit Master Funding, LLC and Spirit Management Company, respectively (collectively, “Spirit”) for an aggregate purchase price of $50 million. Prior to the acquisition, we had leased the land and buildings from Spirit, accounting for the land as an operating lease and the buildings and improvements as capital lease obligations. To finance this purchase, we also entered into a loan agreement with a financial institution pursuant to which we agreed to borrow $25.7 million, all of which will be used to fund a portion of the purchase price. Under the terms of the loan agreement, the Company will make principal payments in equal monthly installments of approximately $143,000 plus accrued interest at 30 day LIBOR plus 3.5% (approximately 4.0% at April 27, 2009).